UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ______________________________
FORM 8-K
 ______________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2021
 ______________________________
D.R. Horton, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14122	75-2386963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1341 Horton Circle, Arlington, Texas 76011
(Address of principal executive offices)
(817) 390-8200
(Registrant’s telephone number, including area code)
 ______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.01 per share	DHI	New York Stock Exchange
5.750% Senior Notes due 2023	DHI 23A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.

On April 22, 2021, D.R. Horton, Inc. issued a press release announcing its results and related information for its second quarter ended March 31, 2021 and declaring its quarterly dividend. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference in its entirety into this Item 2.02.

The information furnished in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 20, 2021, the Company’s board of directors (the “Board”) appointed Dr. Benjamin S. Carson, Sr. to serve as a director on the Company’s Board. Dr. Carson, age 69, was also named a member of the Nominating and Governance Committee, Audit Committee and Compensation Committee. The appointment of Dr. Carson expands the size of the Company’s Board from six to seven directors, six of whom are independent directors.

Most recently, Dr. Carson served as the 17th Secretary of the U.S. Department of Housing and Urban Development (HUD) from 2017 to 2021. At HUD, he led the agency in many innovative programs focused on advancing economic opportunity; providing safe, fair and affordable housing; spurring reinvestment in communities; reducing homelessness; assisting and promoting self-sufficiency to underserved and vulnerable populations; and helping disaster victims, while emphasizing fiscal responsibility and reductions of regulatory barriers. During his tenure as HUD Secretary, Dr. Carson also led the collaboration of eight federal agencies to establish the White House Council on Eliminating Regulatory Barriers to Affordable Housing.

Dr. Carson is a world-renowned neurosurgeon who prior to serving as HUD Secretary was involved with more than 15,000 surgical procedures and was the recipient of numerous awards, including the Presidential Medal of Freedom, more than 70 honorary doctorate degrees and the Spingarn Medal, the NAACP’s highest honor. Throughout his distinguished career, Dr. Carson contributed to the field of medicine through the thousands of surgeries he performed and the many leadership positions he held, including serving as Director of the Division of Pediatric Neurosurgery at The Johns Hopkins Medical Institutions from 1984 to 2013 as well a Professor of Neurological Surgery, Oncology, Plastic Surgery and Pediatrics at The Johns Hopkins Medical Institutions from 1999 to 2013. Dr. Carson also previously served terms on the Boards of Directors of both the Kellogg Company and Costco Wholesale Corporation. He received his B.A. from Yale University and his M.D. from the University of Michigan School of Medicine.

In connection with Dr. Carson’s appointment to the Board, he is eligible to receive the compensation offered to all of the Company's non-employee directors for services on the Board, as disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on December 23, 2020. Dr. Carson was also granted 2,720 restricted stock units that vest in equal amounts over 5 years.

There are no arrangements or understandings between Dr. Carson and any other person in connection with his appointment as a director of the Company. Dr. Carson is not related to any officer or director of the Company, and there are no transactions or relationships between Dr. Carson and the Company and its subsidiaries that are reportable under Item 404(a) of Regulation S-K.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits
	99.1	Press Release dated April 22, 2021 related to the Company’s results and related information for the second quarter ended March 31, 2021.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D.R. Horton, Inc.
Date:	April 22, 2021	By:	/S/ BILL W. WHEAT
Bill W. Wheat
Executive Vice President and
Chief Financial Officer

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